SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

September 27, 2019

Date of Report (Date of earliest event reported)

SolarWindow Technologies, Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-127953	59-3509694
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 Main Street, Suite 6, Vestal, New York	13850
(Address of principal executive offices)	(Zip Code)

9375 East Shea Blvd., Suite 107-B, Scottsdale, Arizona 85260

(Former name or former address, if changed since last report.)

(800) 213-0689

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

SECTION 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

As a result of Triview Glass Industries, LLC’s (“Triview”) cessation of its business operations, on September 27, 2019, SolarWindow Technologies, Inc. (the “Company”) and Triview entered into a Termination Agreement (the “Termination Agreement”) terminating, as of September 27, 2019, the Process Integration and Production Agreement, dated as of August 2, 2017 as amended by agreement dated February 20, 2019, between the Company and Triview.

Pursuant to the Termination Agreement, except for the obligations of Triview specified as surviving termination, the obligations and liabilities of the parties to each other were terminated effective as of September 27, 2019. The foregoing is a summary description of certain terms of the Termination Agreement and does not purport to be complete, and it is qualified in its entirety by reference to the full text of the Termination Agreement, a copy of which is attached hereto as Exhibit 10.1.

The Company does not believe that the termination of its relationship with Triview will result in any material adverse effect on the Company’s operations. The Company remains focused and continues its efforts to:

•	Pursue commercial manufacturing partnerships to establish and integrate SolarWindow™ coatings and processes into glass fabrication processes, and
•	Develop manufacturing lines for the full-scale fabrication of specific SolarWindow™ electricity-generating products.

SECTION 7 – Regulation FD

Item 7.01 Regulation FD Disclosure

On September 30, 2019, the Company issued a press release announcing the appointments of Mr. Channing Chen to its Advisory Board and noting the termination of the Company’s business and Process Integration and Production Agreement with Triview. The Trivew Termination Agreement is referenced herein as Exhibit 10.1 A copy of the press release is attached hereto as Exhibit 99.1 to this report.

SECTION 9. Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

In reviewing the agreements included as exhibits to this Current Report on Form 8-K, please remember that they are included to provide you with information regarding their terms and are not intended to provide any other factual or disclosure information about us or the other parties to the agreements. The agreements may contain representations and warranties by each of the parties to the applicable agreement. These representations and warranties have been made solely for the benefit of the parties to the applicable agreement and:

•	should not in all instances be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate;

•	have been expressly qualified by disclosures that were made to the other party in connection with the negotiation of the applicable agreement, which disclosures are not necessarily reflected in the agreement and are not included in this Current Report on Form 8-K;

•	may apply standards of materiality in a way that is different from what may be viewed as material to you or other investors; and

•	were made only as of the date of the applicable agreement or such other date or dates as may be specified in the agreement and are subject to more recent developments.

Accordingly, these representations and warranties may not describe the actual state of affairs as of the date they were made or at any other time. Additional information about us may be found elsewhere in this Current Report on Form 8-K and our other public filings, which are available without charge through the SEC’s website at http://www.sec.gov.

Exhibit No.	Description

10.1	Termination Agreement
99.1	Press Release dated September 30, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on October 4, 2019

SolarWindow Technologies, Inc.

By:	/s/ John Conklin
Name:	John Conklin
Title:	President and Chief Executive Officer